EXHIBIT 10.4

EXECUTION COPY

AMENDED AND RESTATED
SHAREHOLDERS
AGREEMENT

SODASTREAM INTERNATIONAL LTD.

OCTOBER 21, 2010

THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made as of the 21st day of October 2010, and shall be effective only upon the closing of the Company’s Qualified Public Offering (as defined below), by and among SodaStream International Ltd., a company incorporated under the Laws of the State of Israel (the “Company”); and certain of the holders of the Company’s Ordinary Shares (the “Ordinary Shares”) (collectively, the “Holders”).

WITNESSETH:

WHEREAS, Soda Club Enterprises N.V. and its shareholders entered into a Shareholder Agreement, dated March 26, 2007, with regard to their shareholdings in the Company (the “Previous Shareholder Agreement”).

WHEREAS, pursuant to the terms of the Previous Shareholder Agreement, an exchange offer took place where all of the outstanding shares of Soda Club Enterprises were exchanged for shares of the Company and after such exchange, the Previous Shareholder Agreement was deemed to apply mutatis mutandis to the Company.

WHEREAS, pursuant to the terms of the Previous Shareholder Agreement, such agreement may be amended upon the signature of the Company and Fortissimo Capital Fund GP, L.P. (“Fortissimo”) who have executed this Agreement and through such signatures shall be deemed to amend and restate the Previous Shareholder Agreement.

WHEREAS, this Agreement shall supersede the Previous Shareholder Agreement and any obligations in any previous shareholder agreement is deemed to be fulfilled.

WHEREAS, the parties hereto desire to amend and restate the prior Shareholders Agreement in its entirety by entering into this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.        Definitions. As used herein, the following terms have the following meanings:

1.1.              “A1 Holders” shall mean the holders of the Company’s Ordinary Shares converted from the Company’s Series A1 Convertible Preferred Shares (the “A1 Shares”) listed on Schedule 1 hereto.

1.2.              “A2 Holders” shall mean the holders of the Company’s Ordinary Shares converted from Company’s Series A2 Convertible Preferred Shares (the “A2 Shares”) listed on Schedule 1 hereto.

1.3.              “Board” shall mean the Board of Directors of the Company.

1.4.              “Commission” or “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.5.              “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

1.6.              “Form F-3” shall mean Form F-3 or S-3 under the Securities Act (as defined below), as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.7.              “Incorporation Documents” shall mean the Articles of Association of the Company.

1.8.              “Initiating Holders” shall mean the Preferred Holders holding at least 30% of the A1 Shares then outstanding, assuming for purposes of such determination the conversion of all securities convertible into or exercisable for A1 Shares.

1.9.              “IPO” shall mean the closing of the sale of the Ordinary Shares of the Company to the public in a bona fide firm commitment underwriting pursuant to a registration statement under the Securities Act or similar law of another applicable jurisdiction.

1.10.              “Preferred Holders” shall mean the A1 Holders and the A2 Holders.

1.11.              “Qualified Public Offering” shall mean the Company’s initial public offereing of the Company’s ordinary shares to be traded on the Nasdaq Global Market.

1.12.              “Register”, “Registered” and “Registration” shall refer to a registration affected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement, or the equivalent actions under the laws of another jurisdiction.

1.13.              “Registrable Securities” shall mean all of the following to the extent the same have not been sold to the public (i) the Ordinary Shares of the Company issued upon conversion of the A1 Shares and A2 Shares, previously held by A1 or A2 holders; (ii) shares issued in respect of the A1 Shares and A2 Shares, previously held by A1 or A2 holders issued as a result of a share split, share dividend, recapitalization or combination. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (i) sold by a person in a transaction in which the rights under this Agreement are not properly assigned; or (ii) (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) the registration rights of which have been terminated pursuant to this Agreement.

1.14.              “Rule 144” shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144A.

1.15.              “Rule 144A” shall mean Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144.

1.16.              “Securities Act” shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

1.17.              “Shareholders” shall mean (i) the holders of the Company’s Ordinary Shares not registered for trading on any securities exchange or quotation system on which the Company’s shares are otherwise traded; (ii) the A1 Holders; and (iii) the A2 Holders (collectively, the “Shareholders” and individually, a “Shareholder”).

1.18.               “Transfer” shall mean: offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any share capital of the Company (including any options or warrants to purchase any capital Share or any securities convertible into or exchangeable for share capital) now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition, other than by will or the laws of intestacy.

2.        Registration. The following provisions, shall govern the registration of the Company’s securities:

2.1.               Incidental (“Piggyback”) Registration. If the Company or any Shareholder (other than the Initiating Holders) at any time after the Qualified Public Offering proposes to register any of its securities, other than (i) in a registration relating solely to employee benefit plans, or (ii) a registration relating solely to an SEC Rule 145 transaction, the Company will give notice to the holders of Registrable Securities of such intention. Upon the written request of any holder of the Registrable Securities given within twenty (20) days after receipt of any such notice, the Company shall take all actions under its power and control to include in such registration all of the Registrable Securities indicated in such request, so as to permit the disposition of the shares so registered. Notwithstanding any other provision of this Section, if in an underwritten offering the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, shares held by any Shareholder (other than the Preferred Holders), and then to the extent necessary, shares held by the Preferred Holders other than the A1 Holders and then to shares held by the A1 Holders (in each case, pro rata to the respective number of Registrable Securities held by such Shareholders), provided, that in all registrations (except for the initial underwritten public offering where the underwriters may completely restrict piggyback registration) the Registered Holders holding A1 Shares can not be cut back in a way that will permit them to sell any less than 30% of the amount of shares such Holders propose to register on a pro rata basis. The Company shall have the right to withdraw or terminate any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not any Shareholder has elected to include securities in such registration. The Registration expenses of such withdrawn registration (including for avoidance of doubt of such Shareholders) shall be solely borne by the Company in accordance with Section 2 hereof.

2.2.            Demand Registration.

2.2.1.     At any time after six (6) months following the closing of the Company’s Qualified Public Offering, the Initiating Holders may request in writing that all or part of the Registrable Securities held by such Initiating Holders shall be registered for trading on any securities exchange or quotation system on which the Company’s shares are otherwise traded. Within twenty (20) days after receipt of any such request, the Company shall give written notice of such request to the other holders of Registrable Securities and shall take all actions under its power and control to include in such registration all Registrable Securities held by all such holders of Registrable Securities who wish to participate in such demand registration and who provide the Company with written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice. Thereupon, the Company shall have the registration statement become effective of all Registrable Securities as to which it has received requests for registration with an underwriter acceptable to the holders of a majority of the participating Registrable Securities of such Preferred Holders. The Company shall not be required to (i) effect more than two (2) registrations under this Section 2.2.1, (ii) effect a registration for the sale of shares with an anticipated sales price of less than five million dollars ($5,000,000) or (iii) effect a registration during the period beginning sixty (60) days before and extending until 180 days after the effective date of the IPO. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.3, and the Company shall include such information in the written notice referred to in Section 2.2 or 2.3, as applicable.  In such event, the right of any Shareholder to include its Registrable Securities in such registration shall be conditioned upon such Shareholder’s participation in such underwriting and the inclusion of such Shareholder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by the Initiating Holders, such Shareholder and the underwriter) to the extent provided herein.  All Shareholders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters designated pursuant to Section 2.5 below.  Notwithstanding any other provision of this Section 2.2.1, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, first Registrable Securities held by Shareholders other than the A1 Holders and then to the extent necessary, and then to the extent necessary, shares held by A1 Holders other than Initiating Holders, and then to the extent necessary, Registrable Securities held by the Initiating Holders (in each case, pro rata to the respective number of Registrable Securities held by such Shareholders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

2.2.2.     In the event that the Initiating Holders request to effect a registration under this Section and the Company decides to join and register any of its securities thereunder, such registration shall be regarded as an Incidental (“Piggyback”) Registration under Section 2.1 and not a Demand Registration under this Section 2.2.

2.2.3.     If all Registrable Securities requested to be registered by the Preferred Holders are not registered in the Registration, such Registration shall not be counted as one of the two demand registrations.

2.3.            Form F-3 Registration. If the Company shall receive from any Shareholder holding Registrable Securities a written request or requests that the Company effect a registration on Form F-3 (if the Company qualifies), and any related qualification or compliance, with respect to Registrable Securities, the Company will within twenty (20) days after receipt of any such request give written notice of the proposed registration, and any related qualification or compliance, to all other Shareholders, and shall take all actions under its power and control to include in such registration all Registrable Securities held by all such Shareholders who wish to participate in such registration and who provide the Company with written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice. Thereupon, the Company shall take all actions under its power and control to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Shareholder’s or Shareholders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Shareholder or Shareholders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company. The right to request such F-3 registration statement shall be unlimited, and such F-3 registrations shall not be counted as a demand registration under Section 2.2 above. If requested by the requesting Shareholder, the Company shall file a shelf registration statement and the Company shall endeavor to keep it effect for nine (9) months unless the Registrable Shares are completely sold thereunder.

2.4.            Notwithstanding Sections 2.2 and 2.3 above, the Company shall not be required to effect any registration during the pending period of any Demand Blackout Period (as hereinafter defined).

“Blackout Periods”: If the Company determines in good faith that the registration and distribution of Registrable Securities (or the use of a registration statement or related prospectus) would interfere with any pending financing, acquisition, corporate reorganization or any other material corporate development involving the Company (or would require premature disclosure thereof), and promptly gives the Shareholders written notice of such determination following their request to register any Registrable Securities, the Company shall be entitled to postpone (but not more than once in any twelve (12) month period) the filing of the registration statement otherwise required to be prepared and filed by the Company pursuant to Sections 2.2 or 2.3 for a reasonable period of time, but not to exceed 90 days (a “Demand Blackout Period”). The Company shall promptly notify the Shareholders of the expiration or earlier termination of any Demand Blackout Period.

In the event of a Demand Blackout Period, the Company shall undertake to extend the effectiveness of any then current registration statement on Form F-3 beyond the anticipated nine (9) month period or any then current registration statement on other forms (including F-1) beyond the anticipated five (5) month period for the respective periods of such Demand Blackout Period.

2.5.            Designation of Underwriter.

2.5.1.     In the case of any registration effected pursuant to Section 2.2 or 2.3, a majority of the Initiating Holders that submitted requests for registration shall have the right to designate the managing underwriter(s) in any underwritten offering which shall be a prominent and reputable underwriter, subject to the consent of the Company, which consent shall not unreasonably withheld.

2.5.2.     In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering.

2.6.            Expenses. All expenses, including but not limited to SEC registration and blue sky fees and all legal, accounting and printing fees, including all legal fees and expenses of one special counsel for the selling Shareholders, shall be borne by the Company; provided, however, that each of the Shareholders participating in such registration shall pay its pro rata portion of the fees, discounts or commissions payable to any underwriter.

2.7.            Indemnities. In the event of any registered offering of Ordinary Shares pursuant to this Section 2:

2.7.1.     The Company will indemnify and hold harmless, to the fullest extent permitted by law, any Shareholder (including any officer, director or partner of such Shareholder) and any underwriter for such Shareholder, and each person, if any, who controls (within the meaning of the Exchange Act) the Shareholder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company’s consent) to which the Shareholder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any rule or regulation promulgated thereunder applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Shareholder, such underwriter and each such controlling person of the Shareholder or the underwriter, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission so made in conformity with information furnished in writing by a Shareholder, to such underwriter or such controlling persons specifically for inclusion therein; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 2.7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the selling Shareholder, the underwriter or any controlling person of the selling Shareholder or the underwriter, and regardless of any sale in connection with such offering by the selling Shareholder. Such indemnity shall survive the transfer of securities by a selling Shareholder.

2.7.2.     Each Shareholder participating in a registration hereunder will indemnify and hold harmless the Company, its officers and directors, any underwriter for the Company, and each person, if any, who controls the Company or such underwriter, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling Shareholder’s consent) to which the Company, its officers or directors, or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and each such Shareholder will reimburse the Company, its officers and directors, any underwriter and each such controlling person of the Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission was so made in strict conformity with written information furnished by such Shareholder specifically for inclusion therein. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the final prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company and (ii) any underwriter, if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 2.7.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Shareholders, as the case may be, which consent shall not be unreasonably withheld. In no event shall the liability of a Shareholder exceed the net proceeds received by such Shareholder from the sale of its securities under the applicable registration.

2.7.3.     Promptly after receipt by an indemnified party pursuant to the provisions of Sections 2.7.1 or 2.7.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Sections 2.7.1 or 2.7.2, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party.  In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 2.7.1 or 2.7.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within fifteen (15) days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.7.4.     If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses as more fully set forth in an underwriting agreement to be executed in connection with such registration, if any.  In any event, in determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances, provided, however, that in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

2.7.5.     Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Shareholders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering; provided, however, that if, as a result of this Section 2.7.5, any Shareholder, its officers, directors, and partners and any person controlling such Shareholder is held liable for an amount which exceeds the aggregate proceeds received by such Shareholder from the sale of Registrable Securities included in a registration, as provided in Section 2.7.2 above, pursuant to such underwriting agreement (the “Excess Liability”), the Company shall reimburse any such Shareholder for such Excess Liability.

2.8.            Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible, take all actions under its power and control in order to effect and retain such registration, including but not limited to:

2.8.1.     giving each shareholder entitled to written notice thereof pursuant to this Agreement as soon as practicable prior to filing the registration statement;

2.8.2.     preparing and filing with the SEC a registration statement with respect to such Registrable Securities and to use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keeping such registration statement effective for a period of up to five (5) months or, if sooner, until the distribution contemplated in the Registration Statement has been completed, provided, however, that in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such registration statement be kept effective for a nine (9) month period and shall be extended to keep the registration statement effective until all such Registrable Securities are sold.

2.8.3.     preparing and filing with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

2.8.4.     furnishing to the Shareholders participating in this registration such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

2.8.5.     in the event of any underwritten public offering, entering into and performing its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each shareholder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

2.8.6.     notifying each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement or alleged untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and then, as expeditiously as possible, correcting such omission or misstatement;

2.8.7.     causing all Registrable Securities registered pursuant hereunder to be listed on each securities exchange and/or quotation system on which similar securities issued by the Company are then listed;

2.8.8.     providing a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

2.8.9.     furnishing, at the request of any Shareholder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Shareholders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Shareholders requesting registration of Registrable Securities and (iii) such other documents, certificates and instruments as are customarily provided in underwritten offerings;

2.8.10.   using reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

2.8.11.   using reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Shareholder or underwriter reasonably requires, and keeping such registration or qualification effective during the period set forth in Section 2.8.2 above, except that the Company shall not for any such purpose be required to qualify to do business as a foreign Company in any jurisdiction wherein it is not so qualified or intends to be so qualified prior to the effective date of the applicable registration statement;

2.8.12.   causing its accountants to issue to the underwriter, if any, or the Shareholders, if there is no underwriter, comfort letters and updates thereof, in customary form and covering matters of the type customarily covered in such letters with respect to underwritten offerings;

2.8.13.   making available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and causing the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

2.8.14.   notifying each Shareholder, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

2.8.15.   taking such other related actions as shall be reasonably requested by any Shareholder.

2.9.            Lock-Up. Each Shareholder hereby agrees in connection with the public offering of the Company’s securities not to sell or otherwise dispose of any share capital of the Company owned (beneficially or of record) by such Shareholder (other than shares of Registrable Securities or other Ordinary Shares of being registered in such offering), without the consent of such managing underwriters, for a period of not more than (i) in the case of such an initial public offering, one hundred eighty (180) days following the effective date of the registration statement relating to such initial public offering (or such other date that the Company’s officers and directors have agreed to), (ii) in the case of such subsequent public offerings, ninety (90) days following the effective date of the registration statement relating to such offering (or such other date that the Company’s officers and directors have agreed to) or (iii) in either case, for such shorter period requested by the underwriters; provided, however, all persons holding in excess of 1% of the share capital of the Company on a fully diluted basis (calculated assuming the conversion of all outstanding convertible securities and the exercise of all outstanding rights to acquire Ordinary Shares) and all officers and directors of the Company are also bound by or shall have agreed to the same terms. In any case, in the event the underwriters release any of the above from such “lock-up” restrictions prior to the scheduled expiration date, the Shareholders shall be released from their “lock-up” obligations hereunder on a proportionate basis. The Shareholders shall promptly execute a customary agreement to such effect with any managing underwriters if so requested.

2.10.            Foreign Offerings. The provisions of this Section 2 shall apply, mutatis mutandis, to any registration of the securities of the Company outside of the United States and any reference to the US laws or rules shall be deemed to be applicable to the applicable rules of any other jurisdiction that the Company has registered in to the extent required to achieve the purpose of the aforementioned rights.

2.11.            Rule 144 and 144A Reporting. With a view to making available to Shareholders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times after ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public to:

(a)         make and keep public information available, as those terms are understood and defined in Rule 144 and Rule 144A; and

(b)         use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

For purposes of facilitating sales pursuant to Rule 144A, so long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, each Shareholder and any transferee of such Shareholder’s securities shall have the right to obtain from the Company, upon request of the Shareholder prior to the time of sale, a brief statement of the nature of the business of the Company and the products and services it offers; and the Company’s most recent balance sheet and profit and loss and retained earnings statements, and similar financial statements for the two (2) preceding fiscal years (the financial statements should be audited to the extent reasonably available).

2.12.            Termination. The obligations of the Company to register shares of Registrable Securities under Sections 2.1, 2.2 or 2.3 shall terminate immediately with respect to any Shareholder who holds one percent (1%) or less of the aggregate outstanding shares of the Company’s share capital, provided that all of the shares of Registrable Securities held by such Shareholder may be publicly sold within any three (3) month period pursuant to Rule 144 of the Securities Act.

2.13.           Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of Fortissimo enter into any agreement with any holder or prospective holder of any securities of the Company to grant registration rights.

2.14.           Obligations of the holders of Registrable Securities. Holders of Registrable Securities desiring to sell in a registration statement will furnish to the Company such information as the Company may reasonably require from such holders of Registrable Securities in connection with the registration statement (and the prospectus included therein). No Shareholder may participate in any offering unless such holder (i) agrees to sell his Registrable Securities on the basis provided in any agreement governing the offering and (ii) completes and executes all reasonable and customary questionnaires, indemnities, and other documents required in connection with the offering.

2.14.1.   Failure of a Shareholder to furnish the information and agreements described in this Agreement shall not affect the obligations of the Company under this Agreement to the remaining holders of Registrable Securities to furnish such reasonable and customary information and agreements unless, in the reasonable opinion of counsel to the Company, such failure impairs or may impair the viability of the entire offering or the legality of the registration or the underlying offering.

2.14.2.   The Shareholders holding shares included in the registration will not (until further notice by the Company) effect sales thereof (or deliver a prospectus to any purchaser) after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. At the end of the period during which the Company is obligated to keep the registration statement current and effective as described in Section 2.8.2 the Shareholders holding shares of Registrable Securities included in the registration shall discontinue sales of shares pursuant to such registration statement upon receipt of written notice from the Company of its intention to remove from registration the shares of Registrable Securities covered by such registration statement that remain unsold, and such holders shall notify the Company of the number of such shares registered that remain unsold promptly upon receipt of such written notice from the Company.

2.14.3.   In connection with any offering, each holder who intends to sell Registrable Securities will not use any offering document, offering circular or other offering materials with respect to the offer or sale of Registrable Securities, other than the prospectuses provided by the Company and any documents incorporated by reference therein.

3.        Shareholder Loans. The shareholders loans listed on Schedule 2 hereto shall be repaid within 30 days after the Qualified Public Offering.

4.        Miscellaneous.

4.1.           Supersede other Shareholder Agreements.  Certain shareholders of the Company have previously executed the Previous Shareholder Agreement.  When effective pursuant to Section 4.12 hereof, this Agreement hereby supersedes the Previous Shareholder Agreement and such shareholder agreement shall be null and void and this Agreement shall govern the relationship among the shareholders who are signatories thereto and hereto.  At such time, any obligations under any other shareholder agreement with respect to the shares of the Company shall be deemed to be fulfilled.

4.2.              Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

4.3.              Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of Israel, without regard to principles of conflict of law provisions thereof and the competent courts in Tel Aviv shall have exclusive jurisdiction in all matters pertaining to this Agreement.

4.4.              Successors and Assigns; Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and are binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.  None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement, with the exception of: (i) assignments and transfers among the Preferred Holders; (ii) assignments and transfers from a Preferred Holder to any other entity which controls, is controlled by or is under common control with, such Preferred Holder; and (iii) as to any Preferred Holder which is a limited partnership, assignments and transfers to its partners or members and to affiliated limited partnerships managed by the same management Company or managing partner or by an entity which controls, is controlled by, or is under common control with, such management Company or managing general partner; provided, however, that no such assignment or transfer shall become effective unless each such transferee has provided the Company with a confirmation in writing that it is bound by all terms and conditions of this Agreement as if it were an original party to it.

4.5.              Entire Agreement; Amendment and Waiver. This Agreement, together with the Incorporation Documents of the Company, constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company and Fortissimo.

4.6.              Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be faxed or mailed, postage prepaid, or otherwise delivered by hand or by guaranteed courier, addressed to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

if to the Company:	address on the signature pages hereto

With a copy to (such copy not constituting notice) Gornitzky & Co. 45 Rothschild Blvd. Tel Aviv Attention: Chaim Friedland, Adv. Fax: 972-3-560-6555
If the Ordinary Shareholders	address on the signature pages hereto

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by guaranteed courier, the second day after pick-up by the guaranteed courier, and (iii) if sent via fax, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt.

4.7.              Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

4.8.              Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

4.9.              Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart and all of which together shall constitute one and the same instrument.

4.10.              Attorneys’ Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

4.11.              Third Parties.  Nothing express or implied in this Agreement is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective permitted assigns any rights or remedies under or by reason of this Agreement or the transactions contemplated hereby.

4.12.              Effectiveness; Enforceability. This Agreement shall be effective concurrently with the closing of the Company's Qualified Public Offering of its shares on the Nasdaq Global Market.  It shall also be enforceable by or against any other shareholders of the Company who are parties to the Previous Shareholders Agreement after such Qualified Public Offering and delivery to the Company and its acceptance thereof.

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IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

SodaStream International Ltd.		Fortissimo Capital Fund GP, L.P.

By:	/s/ Eyal Shohat	By:	/s/ Yuval Cohen

Name:	Eyal Shohat	Name:	Yuval Cohen

Title:	General Counsel	Title:	Partner

Schedule 1

A1 Holders

Fortissimo Capital Fund (Israel), L.P,
Fortissimo Capital Fund, L.P
Fortissimo Capital Fund (Israel-DP), L.P.
Kendray Properties Ltd.
Keswick Properties Ltd.

A2 Holders

Real Property Investments Ltd.
Clemente Corsini

Schedule 2

Shareholder Loans

Real Property Investments Ltd	$1,274,117
Clemente Corsini	$422,584
Peter Hulley	$85,577